Exhibit 99.1

Contacts:	Kristin Southey
Vice President, Investor Relations
(310) 255-2635
ksouthey@activision.com

Maryanne Lataif
Senior Vice President, Corporate Communications
(310) 255-2704
mlataif@activision.com

FOR IMMEDIATE RELEASE

ACTIVISION BLIZZARD ANNOUNCES BETTER-THAN-EXPECTED

SECOND QUARTER CY 2009 FINANCIAL RESULTS

-Company Increases CY 2009 GAAP EPS Outlook and  Reaffirms CY 2009  Non-GAAP EPS Outlook—

-Board of Directors Increases Company’s Stock Repurchase Program to $1.25 Billion-

Santa Monica, CA — August 5, 2009 — Activision Blizzard, Inc. (Nasdaq: ATVI) today announced better-than-expected financial results for the second quarter 2009.

For the quarter ended June 30, 2009, Activision Blizzard’s GAAP net revenues were $1,038 million, and its non-GAAP net revenues were $801 million.  The company’s prior GAAP net revenue outlook for the quarter was $1 billion.  On a non-GAAP basis, the company’s net revenue outlook was $775 million.

For the quarter ended June 30, 2009, Activision Blizzard’s GAAP earnings per diluted share was $0.15, and the company’s non-GAAP earnings per diluted share was $0.08.  The company’s prior GAAP earnings per diluted share outlook was $0.10.  On a non-GAAP basis, the company’s earnings per diluted share outlook was $0.06.

The company reports results on both a GAAP and a non-GAAP basis.  Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

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Robert Kotick, CEO of Activision Blizzard, stated, “Since our merger one year ago, we have delivered better-than-expected financial performance for four consecutive quarters.  Our second quarter overperformance was driven by Activision Publishing’s PROTOTYPE™, Transformers®: Revenge of the Fallen, X-Men Origins: Wolverine™ and  the Guitar Hero® and Call of Duty® franchises, as well as Blizzard Entertainment®’s World of Warcraft®. During a challenging economic climate, Activision Blizzard grew its quarterly North American and European market share 2.8 points across all platforms to 12.7% from 9.9% for the previous year and was the #1 North American third-party console and handheld publisher for the quarter and first six months of the calendar year, according to the NPD Group, Charttrack and Gfk.”

Kotick continued, “This fall, we will release our strongest video game slate based on some of the industry’s most successful franchises, including Infinity Ward’s Call of Duty: Modern Warfare® 2, Guitar Hero 5™, DJ Hero™, Band Hero™, Tony Hawk®: RIDE™ and Bakugan Battle Brawlers™.  We are in a unique industry position to be able to invest in people, products and resources for the long term without compromising our short-term commitments of earnings growth and margin expansion.”

“As we prepare for next year, we have moved the expected release dates for two games, Activision Publishing’s Singularity™ and Blizzard Entertainment’s StarCraft® II, into 2010.  However, we are increasing our calendar year earnings-per-share GAAP outlook and reaffirming our calendar year earnings-per-share non-GAAP outlook and still expect to deliver record non-GAAP operating margins.  Although there is a great deal of economic uncertainty in the global marketplace, we remain focused on the opportunities afforded by our industry and will continue exploring potential new markets and business models that should enable us to continue expanding our operating margins,” Kotick added.

Business Highlights

For the second quarter, Activision Publishing was the #1 U.S. third-party console and handheld publisher and had three of the top-10 best-selling titles in the U.S., PROTOTYPE, Guitar Hero World Tour and Wolverine, according to the NPD Group.

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For the first six months of the calendar year, Activision Publishing had two of the top-five best-selling titles in North America and Europe — Guitar Hero World Tour and Call of Duty: World at War - and grew its North American and European market share of the music/dance category 8 points to 53% as compared to the same period last year, according to the NPD Group, Charttrack and Gfk.

Other highlights are as follows:

•      During the quarter, Activision Blizzard was the #1 publisher overall in North America and Europe on the Xbox 360™ video game and entertainment system from Microsoft and the PlayStation® 2 computer entertainment system from Sony, according to the NPD Group, Charttrack and Gfk.

•      Activision Blizzard increased its European market share by 2.8 points to 10.5% for the quarter, as compared to the same period during the previous calendar year, according to Charttrack and Gfk.

•      Activision Publishing’s new IP PROTOTYPE, was the #1 best-selling console title in North America for the month of June, according to the NPD Group.

•      X-Men Origins: Wolverine and  Transformers: Revenge of the Fallen were respectively the #1 and #2 best-selling movie games released on the same dates as their respective theatrical films in North America for the second quarter, according to the NPD Group.

•      Guitar Hero was the #1 third-party franchise in North America and Europe for the first six months of the calendar year, according to the NPD Group, Charttrack and Gfk.

•      On April 6, 2009, Activision Publishing acquired 7 Studios whose experience will enable Activision Publishing to broaden its development capabilities in the music—based genre.

•      On April 16, 2009, Blizzard Entertainment announced that its massively multiplayer online role-playing game (MMORPG) World of Warcraft will be licensed to an affiliated company of NetEase.com, Inc. in mainland China for a term of three years.  On July 16, 2009, Blizzard Entertainment and NetEase announced that the game is ready to relaunch pending receipt of the necessary approval from the Chinese government.

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•      On July 9, 2009, Activision Blizzard celebrated its one-year anniversary as a combined company.

•      On July 31, 2009, Activision Blizzard’s Board of Directors authorized an increase of $250 million to the company’s stock repurchase program bringing the total authorization to $1.25 billion.  As of June 30, 2009, Activision Blizzard had purchased $668 million, or approximately 64 million shares, of common stock at an average price of $10.41, under its stock repurchase program.

Company Outlook

For the third quarter of calendar year 2009, Activision Publishing expects to release Guitar Hero 5 for the Xbox 360 video game and entertainment system from Microsoft, PLAYSTATION®3 computer entertainment system from Sony, Wii™ home video game system from Nintendo, and PlayStation 2 computer entertainment system from Sony; Marvel™: Ultimate Alliance 2 for the Xbox 360 video game and entertainment system from Microsoft, PLAYSTATION3 computer entertainment system from Sony, Wii home video game system from Nintendo, PlayStation 2 computer entertainment system from Sony, PSP® (PlayStation Portable) system and the Nintendo DS™; and Wolfenstein™ for the Xbox 360 video game and entertainment system from Microsoft, PLAYSTATION3 computer entertainment system from Sony and PC.

Additionally, Activision Publishing has moved the anticipated release date for Raven’s upcoming sci-fi first-person action title, Singularity, from 2009 to the first quarter of 2010.  The new launch window, which has fewer competitive titles releasing, should improve the probability of achieving stronger results and establishing Singularity as a first-person action franchise for the company.

Blizzard Entertainment has moved the anticipated release date of StarCraft II to the first half of 2010 to coincide with the relaunch of its upgraded Battle.net® online -gaming service.

Activision Blizzard’s outlook is subject to significant risks and uncertainties including declines in demand for its products, fluctuations in foreign exchange rates, and counterparty risks relating to customers, licensees, licensors and manufacturers.  Current macroeconomic conditions increase those risks and uncertainties.  The company’s outlook is also based on assumptions about sell through rates for its products, its new slate of products and its progress in integrating operations following last year’s business combination between Activision, Inc. and Vivendi Games, Inc.

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As a result of these and other factors, including uncertainty regarding when Blizzard Entertainment’s World of Warcraft will relaunch in mainland China, actual results may deviate materially from the outlook presented below.

For calendar 2009, as a result of moving the anticipated releases of Activision Publishing’s Singularity and Blizzard Entertainment’s StarCraft II into 2010 and lower market expectations, Activision Blizzard is adjusting its outlook for GAAP net revenues from $4.3 billion to $4.05 billion, and its outlook for non-GAAP net revenues from $4.8 billion to $4.5 billion.

The company is increasing its GAAP earnings per diluted share outlook to $0.26 from $0.24, and re-affirming its non-GAAP earnings per dilulted share outlook of $0.63, as the company expects that lower revenues will be offset in part by the stronger-than-expected performance of a few of its higher margin titles, as well as online revenues, better than expected synergy savings, and a lower effective tax rate.  Additionally, the company’s expected GAAP earnings per diluted share outlook increased by $0.02 primarily due to a decrease in anticipated net deferrals from online-enabled games.

For the third quarter of calendar year 2009, Activision Blizzard expects GAAP net revenues of $680 million, and GAAP loss per diluted share of $0.03. On a non-GAAP basis, the company expects net revenues of $700 million and $0.03 earnings per diluted share for the third quarter.

Conference Call

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter ended June 30, 2009 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call and view a brief supporting slide presentation via live Webcast or to listen to the call live by dialing into 866-921-6496 in the U.S.

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Non-GAAP Financial Measures

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP): the impact of the change in deferred net revenues and related cost of sales with respect to certain of the company’s online-enabled games; expenses related to share-based payments; Activision Blizzard’s non-core exit operations (which are the operating results of products and operations of the historical Vivendi Games, Inc. businesses that the company has exited or substantially wound down); one-time costs related to the business combination between Activision, Inc. and Vivendi Games, Inc. (including transaction costs, integration costs, and restructuring activities); the amortization of intangibles and the associated changes in cost of sales resulting from purchase price accounting adjustments from the business combination; and the associated tax benefits.

As online functionality becomes a more important component of gameplay, certain of the company’s online-enabled games for certain platforms contain a more-than-inconsequential separate service deliverable in addition to the product, and the company’s performance obligations for these games extend beyond the sale of the games. Vendor-specific objective evidence of fair value does not exist for the online services, as the company does not separately charge for this component of online-enabled games. As a result, the company recognizes all of the revenues from the sale of these games ratably over the estimated service period. In addition, the company defers the cost of sales of these titles to match revenues.

Revenue related to the sale of Blizzard Entertainment’s World of Warcraft boxed software, including the sale of expansion packs and other ancillary revenues, is deferred and recognized ratably over the estimated subscription life beginning upon activation of the software and delivery of the services.

As a consequence, the company’s non-GAAP results exclude the impact of the change in deferred net revenues and related cost of sales associated with certain of the company’s online-enabled games for certain of the Microsoft, Sony, Nintendo and PC platforms and for World of Warcraft boxed software, including the sale of expansion packs and other ancillary revenues, to provide comparable year-over-year performance.

6

Management believes that the use of non-GAAP measures that eliminate the impact of the change in deferred net revenues and related cost of sales in its operating results is important when evaluating Activision Blizzard’s operating performance, and when planning, forecasting and analyzing future periods.

Management also believes that non-GAAP measures that exclude Activision Blizzard’s non-core exit operations, one-time costs related to the business combination between Activision, Inc. and Vivendi Games, Inc. (including transaction costs, integration costs, and restructuring activities), the amortization of intangibles and the associated changes in cost of sales resulting from purchase price accounting adjustments from the business combination, provide a better comparison to prior periods in which Activision, Inc. and Vivendi Games, Inc. were operating as stand-alone companies, and that the resulting effects arising from the business combination do not affect the on-going economics of the combined entity.

Management also believes that excluding expenses related to share-based payments provides more comparable operating performance results. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance because they facilitate comparison of operating performance between periods and help investors to better understand the results of Activision Blizzard. Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, as well as in planning and forecasting.

Activision Blizzard recognizes that there are limitations associated with the use of these non-GAAP financial measures as they do not reflect net revenues, net income (loss), earnings (loss) per share and operating margin as determined in accordance with GAAP, and this may reduce comparability with other companies that calculate similar non-GAAP measures differently.  Management compensates for the limitations resulting from the exclusion of these items by considering the impact of these items separately and by considering Activision Blizzard’s GAAP as well as non-GAAP results and outlook and, in this release, by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation which indicates and describes the adjustments made.

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Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Comparable-Basis Presentation by Segment — Non-GAAP Comparable Measures

On July 9, 2008, the business combination between Activision, Inc. and Vivendi Games, Inc. was consummated.  As a result of the consummation of the business combination, Activision, Inc. was renamed Activision Blizzard, Inc.

For accounting purposes, because the business combination resulted in Vivendi obtaining control of Activision, Inc. through the acquisition of a majority of common stock of Activision, Inc., the business combination is treated as a “reverse acquisition,” with Vivendi Games, Inc. deemed to be the accounting acquirer.  As a result, the historical financial statements of Activision Blizzard prior to July 9, 2008 are those of Vivendi Games, Inc. and the results of Activision, Inc.  prior to July 9, 2008 are not included as part of Activision Blizzard’s historical financial statements.

As one means of analyzing Activision Blizzard’s performance, the company presents data that combines: (1) the company’s results after July 9, 2008, (2) Vivendi Games, Inc.’s results prior to July 9, 2008 and (3) Activision, Inc.’s results prior to July 9, 2008.  Management uses information prepared on this comparable basis internally to compare results and believes that this presentation provides investors with additional useful information to understand the company’s performance on a year-over-year comparable basis.  However, the data is not presented in accordance with GAAP and is not presented in accordance with Article 11 of Regulation S-X relating to pro forma financial statements.

The non-GAAP information presented should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

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The following data is presented in the attachments to this press release:

•      Non-GAAP Comparable Basis Segment Net Revenues for the three and six months ended  June 30, 2009 and 2008

•      Non-GAAP Comparable Basis Segment Operating Income (Loss) for the three  and six months ended June 30, 2009 and 2008

In conjunction with the business combination, Activision Blizzard changed the manner in which senior management assesses the operating performance of, and allocates resources to, its operating segments.  As a result, the company now operates in four segments:

i.      Activision Publishing (“Activision”) —  publishes interactive entertainment software and peripherals, which includes the Activision business conducted by Activision, Inc. prior to the business combination and certain studios, assets, and titles previously included in Vivendi Games’ “Sierra Entertainment” operating segment prior to the business combination;

ii.     Blizzard —  Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) — publishes traditional games and online subscription-based games in the MMORPG category;

iii.    Activision Blizzard Distribution (“Distribution”) —  distribution of interactive entertainment software and hardware products; and

iv.    Activision Blizzard’s non-core exit operations (“Non-Core”) — Vivendi Games’ divisions or business units that the company has exited or substantially wound down as part of its restructuring and integration efforts as a result of the business combination.

Activision, Blizzard and Distribution are referred to collectively as Activision Blizzard Inc.’s core operations (“Core”).

With respect to periods prior to July 9, 2008, results for historical Activision, Inc. are reported in the Activision and Distribution segments. In addition, as a result of the change in operating and reporting segments, all prior period segment information has been restated to conform to this new financial statement presentation.

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About Activision Blizzard

Headquartered in Santa Monica, California, Activision Blizzard, Inc. is a worldwide online, PC, console and handheld game publisher with leading market positions across every major category of the rapidly growing interactive entertainment software industry.

Activision Blizzard maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, Norway, Denmark, the Netherlands, Australia, Russia, South Korea, China, and the region of Taiwan.  More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future, including statements under the heading “Company Outlook,” are forward-looking statements that are not facts and involve a number of risks and uncertainties.    Activision Blizzard generally uses words such as “outlook,” “will,” “remains,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” and similar expressions to identify forward-looking statements.  Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales levels of Activision Blizzard’s titles, shifts in consumer spending trends, the impact of the current macroeconomic environment, the seasonal and cyclical nature of the interactive game market, any further difficulties related to the transition of World of Warcraft in China from the former licensee to NetEase, Activision Blizzard’s ability to predict consumer preferences among competing hardware platforms (including next-generation hardware), declines in software pricing, product returns and price protection, product delays, retail acceptance of Activision Blizzard’s products, adoption rate and availability of new hardware and related software, industry competition, rapid changes in technology, industry standards and consumer preferences, protection of proprietary rights, litigation against Activision Blizzard, maintenance of relationships with key personnel, customers, licensees, licensors, vendors, and third-party developers, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates, integration of recent acquisitions and the identification of suitable future acquisition opportunities, Activision Blizzard’s success in completing the integration of the operations of Activision and Vivendi Games in a timely manner and the combined Company’s ability to realize the anticipated benefits and synergies of the transaction to the extent, or in the timeframe, anticipated, and the other  factors  identified in the risk factors sections of Activision Blizzard’s annual report on Form 10-K for the year ended December 31, 2008 and subsequent filed quarterly reports on Form 10-Q.   The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.

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Forward-looking statements believed to be true when made may ultimately prove to be incorrect.  These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

###

(Tables to Follow)

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ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Quarter ended June 30,		Six months ended June 30,
	2009	2008 (1)	2009	2008 (1)

Net revenues:
Product sales	$747	$80	$1,437	$141
Subscription, licensing and other revenues	291	272	582	536

Total net revenues	1,038	352	2,019	677

Costs and expenses:
Cost of sales - product costs	281	39	577	74
Cost of sales - software royalties and amortization	86	16	158	37
Cost of sales - intellectual property licenses	54	7	118	9
Cost of sales - massively multi-player online role playing game (“MMORPG”)	51	44	103	93
Product development	123	99	240	203
Sales and marketing	118	51	201	78
General and administrative	92	50	195	74
Restructuring	15	—	30	—

Total costs and expenses	820	306	1,622	568
Operating income	218	46	397	109
Investment income, net	—	2	10	4
Income before income tax provision	218	48	407	113
Income tax provision	23	20	23	42

Net income	$195	$28	$384	$71

Basic earnings per common share	$0.15	$0.05	$0.29	$0.12
Weighted average common shares outstanding	1,289	591	1,299	591

Diluted earnings per common share	$0.15	$0.05	$0.28	$0.12
Weighted average common shares outstanding assuming dilution	1,332	591	1,345	591

(1) On July 9, 2008, a business combination (the “Business Combination”) by and among Activision, Inc., Sego Merger Corporation, a wholly-owned subsidiary of Activision, Inc., Vivendi S.A. (“Vivendi”), VGAC LLC, a wholly-owned subsidiary of Vivendi (“VGAC”), and Vivendi Games, Inc., a wholly-owned subsidiary of VGAC (“Vivendi Games” or “VG”), was consummated.  As a result of the consummation of the Business Combination, Activision, Inc. was renamed Activision Blizzard, Inc.

For accounting purposes, because the Business Combination resulted in Vivendi obtaining control of Activision, Inc. through the acquisition of a majority of common stock of Activision, Inc., the Business Combination is treated as a “reverse acquisition,” with Vivendi Games deemed to be the acquirer.  As a result, (i) the historical financial statements of the company prior to July 9, 2008 are those of Vivendi Games, Inc. and (ii) the results of Activision, Inc. prior to July 9, 2008 are not included as part of the company’s historical financial statements.

Further, earnings per share for periods prior to the Business Combination are retrospectively adjusted to reflect the number of equivalent shares received by Vivendi, former parent of Vivendi Games, Inc.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	June 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$2,728	$2,958
Short-term investments	102	44
Accounts receivable, net	282	1,210
Inventories	198	262
Software development	231	235
Intellectual property licenses	51	35
Deferred income taxes, net	792	536
Intangible assets, net	2	14
Other current assets	124	201
Total current assets	4,510	5,495
Long-term investments	23	78
Software development	16	1
Intellectual property licenses	5	5
Property and equipment, net	134	149
Other assets	16	30
Intangible assets, net	1,206	1,283
Trade mark and trade names	433	433
Goodwill	7,176	7,227
Total assets	$13,519	$14,701

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$135	$555
Deferred revenues	423	923
Accrued expenses and other liabilities	533	842
Total current liabilities	1,091	2,320
Deferred income taxes, net	699	615
Other liabilities	198	239
Total liabilities	1,988	3,174

Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	12,303	12,170
Treasury stock	(668)	(126)
Accumulated deficit	(90)	(474)
Accumulated other comprehensive loss	(14)	(43)
Total shareholders’ equity	11,531	11,527
Total liabilities and shareholders’ equity	$13,519	$14,701

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(Amounts in millions, except per share data)

Quarter ended June 30, 2009	Net Revenues	Cost of Sales - Product costs	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual property licenses	Cost of Sales - MMORPG	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement	$1,038	$281	$86	$54	$51	$123	$118	$92	$15	$820
Less: Net effect from deferral in net revenues and related cost of sales (a)	(237)	(43)	(28)	(2)	—	—	—	—	—	(73)
Less: Stock-based compensation (including purchase price accounting related adjustments) (b)	—	—	(10)	—	—	(8)	(4)	(21)	—	(43)
Less: Results of Activision Blizzard’s non-core exit operations (c)	—	—	—	—	—	1	—	(4)	—	(3)
Less: One time costs related to the Business Combination, integration and restructuring (d)	—	—	—	—	—	—	—	(3)	(15)	(18)
Less: Amortization of intangible assets and purchase price accounting related adjustments (e)	—	(1)	(12)	(24)	—	—	—	(1)	—	(38)

Non-GAAP Measurement	$801	$237	$36	$28	$51	$116	$114	$63	$—	$645

Quarter ended June 30, 2009	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$218	$195	$0.15	$0.15
Less: Net effect from deferral in net revenues and related cost of sales (a)	(164)	(145)	(0.11)	(0.11)
Less: Stock-based compensation (including purchase price accounting related adjustments) (b)	43	27	0.02	0.02
Less: Results of Activision Blizzard’s non-core exit operations (c)	3	2	—	—
Less: One time costs related to the Business Combination, integration and restructuring (d)	18	11	0.01	0.01
Less: Amortization of intangible assets and purchase price accounting related adjustments (e)	38	22	0.02	0.02

Non-GAAP Measurement	$156	$112	$0.09	$0.08

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects the results of products and operations from the historical Vivendi Games businesses that the Company has exited or substantially wound down.

(d) Reflects one-time costs related to the Business Combination with Vivendi Games (including transaction costs, integration costs and restructuring activities). Restructuring activities includes severance costs, facility exit costs and balance sheet write down and exit costs from the cancellation of projects.

(e) Reflects amortization of intangible assets, and the increase in the fair value of inventories and associated cost of sales, all of which relate to purchase price accounting related adjustments.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(Amounts in millions, except earnings (loss) per share data)

Quarter ended June 30, 2008	Net Revenues	Cost of Sales - Product costs	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual property licenses	Cost of Sales - MMORPG	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement	$352	$39	$16	$7	$44	$99	$51	$50	$—	$306
Less: Net effect from deferral in net revenues and related cost of sales (a)	(2)	1	—	—	—	—	—	—	—	1
Less: Stock-based compensation (b)	—	—	—	—	—	(9)	(1)	(2)	—	(12)
Less: Results of Activision Blizzard’s non-core exit operations (c)	(5)	—	(9)	(3)	—	(34)	(14)	(20)	—	(80)
Less: Amortization of intangible assets and purchase price accounting related adjustments (d)	—	—	(1)	—	—	—	—	—	—	(1)

Non-GAAP Measurement	$345	$40	$6	$4	$44	$56	$36	$28	$—	$214

Quarter ended June 30, 2008	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$46	$28	0.05	0.05
Less: Net effect from deferral in net revenues and related cost of sales (a)	(3)	(2)	—	—
Less: Stock-based compensation (b)	12	8	0.01	0.01
Less: Results of Activision Blizzard’s non-core exit operations (c)	75	46	0.08	0.08
Less: Amortization of intangible assets and purchase price accounting related adjustments (d)	1	1	—	—

Non-GAAP Measurement	$131	$81	0.14	0.14

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects the results of products and operations from the historical Vivendi Games businesses that the Company has exited or substantially wound down.

(d) Reflects amortization of intangible assets, and the increase in the fair value of inventories and associated cost of sales, all of which relate to purchase price accounting related adjustments.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Quarter and Six months ended June 30, 2009

(Amounts in millions)

	Quarter Ended		Six Months Ended
	June 30, 2009		June 30, 2009
	Amount	% of Total	Amount	% of Total
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
MMORPG	$324	31%	$638	32%
PC and other	41	4	87	4
Sony PlayStation 3	152	15	283	14
Sony PlayStation 2	44	4	84	4
Microsoft Xbox 360	231	22	429	21
Nintendo Wii	118	11	252	13
Total Console	545	52	1,048	52
Sony PlayStation Portable	17	2	23	1
Nintendo Dual Screen	48	5	74	4
Total hand-held	65	7	97	5
Total Activision and Blizzard	975	94	1,870	93

Distribution:
Total Distribution	63	6	148	7
Total net revenues core operations	1,038	100	2,018	100

Activision Blizzard’s non-core exit operations	—	—	1	—
Total consolidated GAAP net revenues	$1,038	100%	$2,019	100%

Changes in Deferred Net Revenues (1)
Activision and Blizzard:
MMORPG	$(42)		$(75)
PC and other	(13)		(30)
Sony PlayStation 3	(47)		(118)
Microsoft Xbox 360	(91)		(183)
Nintendo Wii	(44)		(87)
Total Console	(182)		(388)
Sony PlayStation Portable	—		—
Total changes in deferred net revenues	(237)		(493)

Activision Blizzard’s non-core exit operations (1)	$—		$(1)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
MMORPG	$282	35%	$563	37%
PC and other	28	4	57	4
Sony PlayStation 3	105	13	165	11
Sony PlayStation 2	44	5	84	5
Microsoft Xbox 360	140	18	246	16
Nintendo Wii	74	9	165	11
Total Console	363	45	660	43
Sony PlayStation Portable	17	2	23	1
Nintendo Dual Screen	48	6	74	5
Total Hand-held	65	8	97	6
Total Activision and Blizzard	738	92	1,377	90

Total Distribution	63	8	148	10
Total non-GAAP net revenues	$801	100%	$1,525	100%

(1)       We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of change in deferred net revenues and Activision Blizzard’s non-core exit operations.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Quarter and Six months ended June 30, 2009

(Amounts in millions)

	Quarter Ended		Six Months Ended
	June 30, 2009		June 30, 2009
	Amount	% of Total	Amount	% of Total
GAAP Net Revenues by Geographic Region
North America	$557	54%	$1,081	53%
Europe	408	39	800	40
Asia Pacific	73	7	137	7
Total net revenues core operations	1,038	100	2,018	100

Activision Blizzard’s non-core exit operations	—	—	1	—
Total consolidated GAAP net revenues	$1,038	100%	$2,019	100%

Changes in deferred Net Revenues (1)
North America	$(165)		$(315)
Europe	(69)		(168)
Asia Pacific	(3)		(10)
Total changes in net revenues	$(237)		$(493)

Activision Blizzard’s non-core exit operations (1)	$—		$(1)

Non-GAAP Net Revenues by Geographic Region
North America	$392	49%	$766	51%
Europe	339	42	632	41
Asia Pacific	70	9	127	8
Total non-GAAP net revenues	$801	100%	$1,525	100%

(1)       We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of change in deferred net revenues and Activision Blizzard’s non-core exit operations.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

For the Three Months Ended June 30, 2009 and 2008

GAAP to Non-GAAP Reconciliations

Segment Information - Comparable Basis Net Revenues (amounts in millions)

						Segments /
Three months ended June 30, 2009	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Non-Core (v)	Consolidated Total

Segment net revenues	$448	$290	$63	$801	$—	$801

Reconciliation to GAAP consolidated net revenues
- Net effect from deferral of net revenues						237

Consolidated net revenues (GAAP)						$1,038

Non-GAAP Comparable Basis Segment Net Revenues	$448	$290	$63	$801

						Segments /
Three months ended June 30, 2008	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Non-Core (v)	Consolidated Total

Segment net revenues (VG only)	$54	$291	$—	$345	$5	$350

Reconciliation to GAAP consolidated net revenues
- Net effect from deferral of net revenues						2

Consolidated net revenues (GAAP)						$352

Comparable Presentation Adjustment:
Including Activision, Inc. prior periods for the three months ended June 30, 2008
Segment net revenues	578	—	76	654

Non-GAAP Comparable Basis Segment Net Revenues	$632	$291	$76	$999
- Change in comparable basis — three months ended June 30, 2009 vs. 2008				-20%

(i) Activision Publishing (“Activision”) — publishes interactive entertainment software and peripherals, which includes the Activision business conducted by Activision, Inc. prior to the business combination and certain studios, assets, and titles previously included in Vivendi Games’ “Sierra Entertainment” operating segment prior to the business combination.

(ii) Blizzard — Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes traditional games and online subscription-based games in the MMORPG category.

(iii) Activision Blizzard Distribution (“Distribution”) — distribution of interactive entertainment software and hardware products.

(iv) Activision, Blizzard and Distribution are referred to collectively as Activision Blizzard Inc.’s core operations (“Core”).

(v) Activision Blizzard’s non-core exit operations (“Non-Core”) — presents Vivendi Games’ divisions or business units that the company has exited or substantially wound down as part of its restructuring and integration efforts as a result of the business combination.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

For the Three Months Ended June 30, 2009 and 2008

GAAP to Non-GAAP Reconciliations

Segment Information - Comparable Basis Segment Operating Income (Loss) (amounts in millions)

						Segments /
Three months ended June 30, 2009	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Non-Core (v)	Consolidated Total

Segment operating income (loss)	$21	$134	$1	$156	$(3)	$153

Reconciliation to GAAP consolidated operating income (loss)
- Net effect from deferral of net revenues and related cost of sales						164
- Stock-based compensation expense						(43)
- Restructuring expense						(15)
- Amortization of intangible assets and purchase price accounting related adjustments						(38)
- Integration and transaction costs						(3)

Consolidated operating income (loss) (GAAP)						$218

Non-GAAP Comparable Basis Segment Operating Income (Loss)	$21	$134	$1	$156

						Segments /
Three months ended June 30, 2008	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Non-Core (v)	Consolidated Total

Segment operating income (loss) (VG only)	$(16)	$147	$—	$131	$(75)	$56

Reconciliation to GAAP consolidated operating income (loss)
- Net effect from deferral of net revenues and related cost of sales						3
- Stock-based compensation expense						(12)
- Amortization of intangible assets and purchase price accounting related adjustments						(1)

Consolidated operating income (loss) (GAAP)						$46

Comparable Presentation Adjustment:
Including Activision, Inc. prior periods for the three months ended June 30, 2008
Segment operating income (loss)	103	—	1	104	—	104
Reconciliation to consolidated operating income (loss)
- Stock-based compensation						(12)
- Integration and transaction costs						(12)
Consolidated operating income (loss)						$80

Non-GAAP Comparable Basis Segment Operating Income (Loss)	$87	$147	$1	$235
- Change in comparable basis — three months ended June 30, 2009 vs. 2008				-34%

(i) Activision Publishing (“Activision”) — publishes interactive entertainment software and peripherals, which includes the Activision business conducted by Activision, Inc. prior to the business combination and certain studios, assets, and titles previously included in Vivendi Games’ “Sierra Entertainment” operating segment prior to the business combination.

(ii) Blizzard — Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes traditional games and online subscription-based games in the MMORPG category.

(iii) Activision Blizzard Distribution (“Distribution”) — distribution of interactive entertainment software and hardware products.

(iv) Activision, Blizzard and Distribution are referred to collectively as Activision Blizzard Inc.’s core operations (“Core”).

(v) Activision Blizzard’s non-core exit operations (“Non-Core”) — presents Vivendi Games’ divisions or business units that the company has exited or substantially wound down as part of its restructuring and integration efforts as a result of the business combination.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

For the Six Months Ended June 30, 2009 and 2008

GAAP to Non-GAAP Reconciliations

Segment Information - Comparable Basis Net Revenues (amounts in millions)

						Segments /
Six months ended June 30, 2009	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Non-Core (v)	Consolidated Total

Segment net revenues	$796	$581	$148	$1,525	$1	$1,526

Reconciliation to GAAP consolidated net revenues
- Net effect from deferral of net revenues						493

Consolidated net revenues (GAAP)						$2,019

Non-GAAP Comparable Basis Segment Net Revenues	$796	$581	$148	$1,525

						Segments /
Six months ended June 30, 2008	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Non-Core (v)	Consolidated Total

Segment net revenues (VG only)	$92	$571	$—	$663	$10	$673

Reconciliation to GAAP consolidated net revenues
- Net effect from deferral of net revenues						4

Consolidated net revenues (GAAP)						$677

Comparable Presentation Adjustment:
Including Activision, Inc. prior periods for the six months ended June 30, 2008
Segment net revenues	1,092	—	165	1,257

Non-GAAP Comparable Basis Segment Net Revenues	$1,184	$571	$165	$1,920
- Change in comparable basis — six months ended June 30, 2009 vs. 2008				-21%

(i) Activision Publishing (“Activision”) — publishes interactive entertainment software and peripherals, which includes the Activision business conducted by Activision, Inc. prior to the business combination and certain studios, assets, and titles previously included in Vivendi Games’ “Sierra Entertainment” operating segment prior to the business combination.

(ii) Blizzard — Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes  traditional games and online subscription-based games in the MMORPG category.

(iii) Activision Blizzard Distribution (“Distribution”) — distribution of interactive entertainment software and hardware products.

(iv) Activision, Blizzard and Distribution are referred to collectively as Activision Blizzard Inc.’s core operations (“Core”).

(v) Activision Blizzard’s non-core exit operations (“Non-Core”) — presents Vivendi Games’ divisions or business units that the company has exited or substantially wound down as part of its restructuring and integration efforts as a result of the business combination.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

For the Six Months Ended June 30, 2009 and 2008

GAAP to Non-GAAP Reconciliations

Segment Information - Comparable Basis Segment Operating Income (Loss) (amounts in millions)

						Segments /
Six months ended June 30, 2009	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Non-Core (v)	Consolidated Total

Segment operating income (loss)	$(6)	$277	$4	$275	$(8)	$267

Reconciliation to GAAP consolidated operating income (loss)
- Net effect from deferral of net revenues and related cost of sales						331
- Stock-based compensation expense						(71)
- Restructuring expenses						(30)
- Amortization of intangible assets and purchase price accounting related adjustments						(83)
- Integration and transaction costs						(17)

Consolidated operating income (loss) (GAAP)						$397

Non-GAAP Comparable Basis Segment Operating Income (Loss)	$(6)	$277	$4	$275

						Segments /
Six months ended June 30, 2008	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Non-Core (v)	Consolidated Total

Segment operating income (loss) (VG only)	$(34)	$301	$—	$267	$(140)	$127

Reconciliation to GAAP consolidated operating income (loss)
- Net effect from deferral of net revenues and related cost of sales						5
- Stock-based compensation expense						(21)
- Amortization of intangible assets and purchase price accounting related adjustments						(2)

Consolidated operating income (loss) (GAAP)						$109

Comparable Presentation Adjustment:
Including Activision, Inc. prior periods for the six months ended June 30, 2008
Segment operating income (loss)	172	—	4	176		176
Reconciliation to consolidated operating income (loss)
- Stock-based compensation						(30)
- Integration and transaction costs						(12)
Consolidated operating income (loss)						$134
Non-GAAP Comparable Basis Segment Operating Income (Loss)	$138	$301	$4	$443
- Change in comparable basis — six months ended June 30, 2009 vs. 2008				-38%

(i) Activision Publishing (“Activision”) — publishes interactive entertainment software and peripherals, which includes the Activision business conducted by Activision, Inc. prior to the business combination and certain studios, assets, and titles previously included in Vivendi Games’ “Sierra Entertainment” operating segment prior to the business combination.

(ii) Blizzard — Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes traditional games and online subscription-based games in the MMORPG category.

(iii) Activision Blizzard Distribution (“Distribution”) — distribution of interactive entertainment software and hardware products.

(iv) Activision, Blizzard and Distribution are referred to collectively as Activision Blizzard Inc.’s core operations (“Core”).

(v) Activision Blizzard’s non-core exit operations (“Non-Core”) — presents Vivendi Games’ divisions or business units that the company has exited or substantially wound down as part of its restructuring and integration efforts as a result of the business combination.

Activision Blizzard Outlook

For the Quarter Ending September 30, 2009 and Year Ending

December 31, 2009

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

	Outlook for	Outlook for
	Quarter Ending	Year Ending
	September 30, 2009	December 31, 2009

Net Revenues (GAAP)	$680	$4,050

Excluding the impacts of:
Change in deferred net revenues	20	450	(a)

Non-GAAP Net Revenues	$700	$4,500

Earnings (Loss) Per Diluted Share (GAAP)	$(0.03)	$0.26

Excluding the impacts of:
Change in deferred net revenues and related cost of sales	0.03	0.15	(b)
Equity based compensation (including purchase price accounting related adjustments)	0.02	0.08	(c)
Results of products and operations that the company has exited or substantially wound down	—	0.01	(d)
One time costs related to the Business Combination, integration and restructuring	—	0.02	(e)
Amortization of intangible assets and purchase price accounting related adjustments	0.01	0.11	(f)

Non-GAAP Earnings Per Diluted Share	$0.03	$0.63

(a)        Reflects the net change in deferred net revenues.

(b)       Reflects the net change in deferred net revenues and related cost of sales.

(c)        Reflects equity based compensation costs, including the increase in fair value associated with the historical Activision stock awards as part of the purchase price accounting adjustments. Also includes the costs of the Blizzard Entertainment equity plan and Vivendi awards to historical Vivendi Games employees.

(d)       Reflects the results of products and operations from the historical Vivendi Games businesses that the company has exited or substantially wound down and exit costs from the cancellation of projects.

(e)        Reflects one-time costs related to the business combination with Vivendi Games (including transaction costs, integration costs and restructuring activities).  Restructuring activities includes severance costs and facility exit costs.

(f)          Reflects amortization of intangible assets, the increase in the fair value of inventories and associated cost of sales, all of which relate to purchase price accounting related adjustments.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.